REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees
Advisors Series Trust and
Shareholders of:
Phocas Real Estate Fund
Phocas Small Cap Value Fund

We have audited the accompanying statements of assets and liabilities of the Phocas Real Estate Fund and Phocas Small Cap Value Fund, each a series of Advisors Series Trust (the “Trust”), including the schedules of investments, as of December 31, 2007, and the related statements of operations for the year then ended, and the statements of changes in net assets and the financial highlights for the year then ended and for the period September 29, 2006 (commencement of operations) to December 31, 2006.   These financial statements and financial highlights are the responsibility of the Trust’s management.  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.   The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   Our procedures included confirmation of securities owned as of December 31, 2007, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Phocas Real Estate Fund and Phocas Small Cap Value Fund, as of December 31, 2007, the results of their operations for the year then ended, and the changes in their net assets and the financial highlights for the year then ended and  for the period September 29, 2006 to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2008